AMENDMENT #3 TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT #3 TO EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between International Fast Food Corporation (the "Company"), a Florida corporation and Mitchell Rubinson (the "Executive"), this 7TH day of NOVEMBER, 1996.


                              W I T N E S S E T H :
                              - - - - - - - - - -

      WHEREAS, the Company and the Executive have entered into an Employment Agreement dated January 28, 1992 and amended March 3, 1992 and November 1, 1994 governing the relationship between the parties thereto with respect to the employment of the Executive by the Company;

      WHEREAS, the Company and the Executive desire to amend the amount of time which the Executive agrees to devote to the performance of his duties under this Agreement; and

      WHEREAS, the Company and the Executive desire to extend the duration of the Executive's employment with the Company and effect an annual 10% increase in salary through the duration of the Agreement;

      NOW, THEREFORE, it is agreed as follows:

      1. SECTION 1(C) OF EMPLOYMENT AGREEMENT. The Executive hereby agrees to devote such portion of his business time, attention and efforts to the performance of his duties hereunder as may be reasonably required by the Board, it being understood that the Executive has certain other business interests to which he must devote a portion of his business time.

      2. SECTION 2 OF EMPLOYMENT AGREEMENT. The term of this Agreement, and the employment of the Executive hereunder, shall be for a period expiring on December 31, 1999.

      3. SECTION 3(A) OF EMPLOYMENT AGREEMENT. The Executive's minimum salary during the first year of the term of this Agreement shall be $183,012.50 per annum, payable by check in equal bi-weekly installments or in such other periodic installments as may be in accordance with the regular payroll policies of the Company as from time to time in effect, less such deductions or amounts to be withheld as shall be required by applicable law and regulations, provided that for each subsequent year during the term, the minimum salary shall be increased by ten percent (10%) per annum.

      3. NO FURTHER AMENDMENT. Except as otherwise provided herein and in Amendment #1 and Amendment #2, the terms and provisions of the Employment Agreement remain unchanged.





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      IN WITNESS  WHEREOF,  the parties  hereto have executed this  Amendment to
Agreement as of the date first above written.

                                    INTERNATIONAL FAST FOOD CORPORATION,
                                    a Florida corporation


                                    By:  /S/ Jim Martin
                                        ----------------------------------------
                                    Its:  Vice President
                                        ----------------------------------------

                                     /S/ Mitchell Rubinson
                                     -------------------------------------------
                                     Mitchell Rubinson